Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ArTara Therapeutics, Inc. Inducement Plan of our report dated March 19, 2020 with respect to the consolidated financial statements of Proteon Therapeutics, Inc. included in the Annual Report (Form 10-K) of ArTara Therapeutics, Inc. for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 30, 2020